The Lincoln National Life Insurance Company
Service Office: 350 Church St., - MEM4
Hartford, CT 06103-1106 (hereinafter referred to as the "Company")

Executive Benefits Corporate Owner Application for Life  Insurance

Corporation Information

1.	Corporation Name	2.	Taxpayer Identification Number
3.	Address (Street, City, State, ZIP)

Plan Administration Contact (Send all correspondence to named contact in Brokers Office of Servicing Agent)

4.	Office Name/Agent	5.	Telephone Number (include area code)
6.	Address (Street, City, State, ZIP)

Owner Designation (Select One) h Check here if same as Corporation

7.	h Corporation h Trust (Name of Trust, Trustee and Date of Trust) h Other:
8.	Owner Name	9.	Taxpayer Identification/Social Security Number
10.	Address (Street, City, State, ZIP)
11.	Name of Trustee	12.	Date of Trust

Payor Designation (Please complete if the Payor is other than the Owner)
13.	Payor Name
14.	Address (Street, City, State, ZIP)

Beneficiary Designation (Select One)

15.	h Corporation
16.	h Trust Name of Trust Date of Trust Trustee TIN
17.	h Other:

Policy Information

18.	Basic Plan h Corporate Universal Life h Corporate Variable Universal Life		19.	Death Benefit Option h 1 h 2 h 3	20.	Enhancement Rider if Selected: h See attached Benefit Enhancement Rider Supplement
21.	h Guideline Premium Test	22.	Other Rider(s) Selected
	h Cash Value Accumulation Test		Term %
23.	Coverage Information: (Select one)
	Specified Amount $
	h See attached Census		Loan Spread Rider, if Selected
			h Option 1 h Option 2 h Option 3

Other Corporate Owned/Sponsored Insurance
24. Are you considering replacing, lapsing, stopping premium payments, surrendering, assigning to the insurer or reducing your benefits under an existing policy or annuity? h Yes h No (If "Yes," please complete all required replacement forms.)

25. Are you considering using or borrowing funds from your existing policies or annuities to pay premiums due on the new or applied for policy? h Yes h No (If "Yes," please complete all required replacement forms.)

26. Is there current corporate or bank owned life insurance in force or applied for on the lives included in the census? h Yes h No
What is the total amount of new life insurance coverage that will be placed in force with all companies including this application? $
Suitability - Complete This Section If VUL Only
27.
Have the proper corporate resolutions been adopted authorizing the acquisition of this coverage and exercise of rights there under? The Company reserves the right to require you to provide a copy of such resolutions.

h Yes h No
28.	Have you, the Owner, received a current Prospectus, or equivalent document for the policy applied for and have you had sufficient time to review?
h Yes h No
29.	Do you understand that the amount and duration of the death benefit may increase or decrease depending on the investment performance of funds in the Separate Account?
h Yes h No
30.	Do you understand that the cash value may increase or decrease depending on the investment performance of the funds held in the Separate Account?
h Yes h No
31.	With this in mind, do you believe that the policy applied for is in accord with your insurance objective and your anticipated financial needs?
h Yes h No
CASH VALUES ARE NOT GUARANTEED AND MAY INCREASE OR DECREASE IN ACCORDANCE WITH THE EXPERIENCE OF THE SEPARATE ACCOUNT. THE DEATH BENEFIT MAY BE VARIABLE OR FIXED UNDER SPECIFIED CONDITIONS.
Refer to the contract for information on any no-lapse guarantee that may be provided.

Service Office Endorsements (For Company Use Only. We will attach additional documentation as needed.)

Third Party Designee/Secondary Addressee
I, the Applicant/Owner, understand that I have the right to designate at least one person other than myself to receive notice of lapse or termination of this insurance policy for nonpayment of premium. I also understand that I will be given the opportunity to change this written designation at any time.
Please complete name/address below if you choose to designate a Third Party Designee or Secondary Addressee:
Name:                                                                                                                                                                                                                         Address:

State Disclosures
AR, NM Only. Any person who, knowingly and with intent to defraud any insurance company or other person, files an application for insurance or statement of claim containing materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act which is a crime and subjects such person to criminal and civil penalties.
HI, IA, ID, MS, MT, ND, SD, WY Only. Any person who, with intent to defraud or knowing that he/she is facilitating fraud against an insurer, submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud.

Agreement and Acknowledgement
The Signatures below represent the following:
Under penalties of perjury, I/We certify that (a) the tax identification or social security numbers as provided by me are correct; and (b) the holders of said numbers are not subject to any backup withholding or U.S. Federal income tax.
Each of the undersigned declares that:
1.
This Application consists of a) this Part I; b) the individual Consent to be Insured form (Guaranteed Issue), or Modified Simplified Underwriting and Consent Form (Modified SI), or Part II (Simplified or Fully Underwritten) Applications; c) if required, Part III Medical Application; d) if required; any amendments to the Application attached thereto; and e) any supplements, all of which are required by the Company for the plan, amount and benefits applied for. This Application for Life Insurance – Part I, Part II, Modified Simplified Underwriting and Consent Form or Consent to be Insured form are fully completed.

2.
I/We further agree that coverage will take effect under the Policy only when: 1) initial premium has been received; 2) the initial premium has been paid in full during the lifetime of the Proposed Insured; and 3) the Proposed Insured remains in the same state of health and insurability as described in each consent or application form that was completed to determine eligibility at the time conditions 1) and 2) are met.

3.
If this is a request to exercise an option in an existing policy, the request will become effective in accordance with the terms of that option. If this is a request for change, any and all values may be used to pay for the change and to repay any loan indebtedness. The changed policy will be subject to any loan indebtedness not repaid. Any assignment in effect at the time of this request will apply to any new insurance issued.

4.
For employer owned life insurance policies, the Owner hereby acknowledges its sole responsibility for ensuring that it complies with all legal and regulatory requirements related to life insurance it purchases on its employees, including appropriate disclosure to each employee whose life is insured under such a life insurance policy.

5.
For policies held in trust by one or more trustees, the undersigned certify and acknowledge the following. The trust arrangement is identified by name and date, the trust is in effect, and the trustees named in this application are the trustees for the named trust. The trustees signing this application have the power and authority to act and exercise all ownership rights under the policy, and the Company may rely solely upon the signatures of the trustees regarding any policy options, privileges or benefits. Any amounts paid to the trustees by the Company according to the policy shall fully discharge the Company with respect to those amounts. The Company shall have no obligation to inquire into the terms of the trust or to see to the use or application of any amounts paid to the trustees. The Company shall not be held liable for any party's non-compliance with the terms of the trust.

6.	No agent, broker or medical examiner has the authority to make changes or modify any Company contract or to waive any of the Company's requirements.
7.	I/We have been advised to consult with my own tax advisors regarding the tax effects inherent in the plan of insurance for which I am applying.
8.
I/WE HAVE READ, or have had read to me, the completed Application before signing. All statements and answers in this application are correctly recorded, and are full, complete and true. I confirm that upon receipt of the contract I will review the answers recorded on the application. I will notify the Company immediately if any information in the application is incorrect. Caution: If your answers on this application are incorrect or untrue, the Company may have the right to deny benefits or rescind coverage under the policy and any riders attached to it.

9.
Corrections, additions or changes to this Application may be made by the Company. Any such changes will be shown under "Service Office Endorsements". Acceptance of a policy issued with such changes will constitute acceptance of the changes. No change will be made in classification (including age at issue), plan, amount, or benefits unless agreed to in writing by the Applicant.

List Individuals authorized to sign for the Owner:

Printed Name	Title	Signature
Printed Name	Title	Signature
If there are additional individuals who should be authorized to sign on behalf of the Owner please send/attach a separate listing.

Signatory Section

Signature of Applicant/Owner/Trustee	Date
Officer's Title if policy is owned by a Corporation
Signed at (City and State)

1)	Based on information obtained from the Owner, I believe the investment is suitable for the Owner's objectives.
2)
To the best of my knowledge, the source of funding for this policy does not include: (1) a non-recourse premium financing loan; or (2) any arrangement, other than a premium financing loan, which involves any person or entity with an interest in the potential for earnings based on the provision of funding for the policy.

3)	Does the applicant have any existing life insurance policies or annuities? h Yes h No
4)	Do you know or have you any reason to believe that replacement of insurance is involved? h Yes h No
If a replacement is involved, I certify that only company approved sales materials were used in this sale and that copies of all sales materials were left with the applicant.
Complete the below table if you know or have reason to believe a replacement is involved. Attach an additional sheet as necessary.

Company	Face Amount	Policy Number	Issue Date (mm/dd/yy)
$
$
$
$
I declare that I have accurately answered all questions contained in this section.
I declare that I have provided each Proposed Insured and Owner(s) with the Important Notice as well as a copy of the Privacy Practices Notice.

Signature of Broker, Agent or Licensed Representative	Name of Broker, Agent or Licensed Representative (Please Print)	Date

The Lincoln National Life Insurance Company
Service Office: 350 Church St., - MEM4
Hartford, CT 06103-1106 (hereinafter referred to as the "Company")

Executive Benefits Corporate Owner Application for Life Insurance —
Part II Application

Proposed Insured Information

1.	Proposed Insured (First, Middle Initial, Last)						2.	Place of Birth
3.	Are you a citizen of the United States? h Yes h No (If "No", indicate country of citizenship, Visa type and status):
4.	Date of Birth (mm/dd/yy)	5.	Social Security Number	6.	h Male h Female	7.	Driver's License # & State
8.	Occupation			9.	Salary $				10.	Date of Hire (mm/dd/yy)
11.	Home Address (No., Street, PO Box, City, State, ZIP)
12.
I have been notified by my employer that the maximum amount of insurance coverage that will be issued is: $   I understand that this form, or a copy of this form, will be given to the Owner and included as part of the policy/contract.

General Risk Information For Proposed Insured
If you answer "No" to question 13, or "Yes" to questions 15-19, explain in the space provided on Page 2.

13.
Have you been actively at work daily on a full-time basis (30 hours/week) performing all duties of your regular occupation, at your customary place of employment for the past 3 months? (Disregard vacation days, normal non-working days and absences that total less than 4 consecutive days.)
h Yes h No
14.
Have you ever used tobacco or products containing nicotine (including, but not limited to, cigarettes, cigars, electronic cigarettes, chew tobacco, snuff, nicotine gum and/or patches)? (If "Yes", list below.)
h Yes h No
Type	Date Last Used: (month/year)	Amount and Frequency:

15a.	Do you now, or do you plan to fly within the next 2 years, or have you flown during the past 2 years as a pilot, student pilot or crew member? (If "Yes," an Aviation Supplement is required.)	h Yes h No
b.
Do you plan to participate, or have you participated within the past 2 years; in motor vehicle or boat racing, in hang gliding, sky or scuba diving, or mountain, rock or technical climbing; or in similar sports? (If "Yes", an Avocation and Sports Supplement is required.)
h Yes h No
c.
Do you now, or do you plan to reside or travel outside of the United States or Canada within the next year?
(If "Yes," please provide the total number of days and locations where travel is planned in number 20 below.)
h Yes h No
16.
In the past 5 years, have you been convicted of two or more moving violations, driving under the influence of alcohol or other drugs, or had your license suspended, revoked or restricted? (If "Yes," please provide dates and other details in number 20 below.)
h Yes h No
17.	Have you ever applied for life, health or disability insurance and been declined, postponed or charged an increased premium? (If "Yes," provide further information in number 20 below.)	h Yes h No
18.	Have you ever been convicted or are you waiting trial for a felony? (If "Yes," please provide details in number 20 below including date of conviction and date of release of probation or parole.)	h Yes h No
19.
Are you a member of, or applied to be a member of, or received a notice of required service in, the armed forces, reserves or National Guard? (If "Yes", please indicate if Retired or active; list branch of service, rank, duties, mobilization category and current duty station; if a notice of deployment has been received, to where and when; in number 20 below.)
h Yes h No

General Risk Information For Proposed Insured (Continued)
20.	Details to General Risk Questions: (Please include question number. If more room is needed, use the Continuation of Details Supplement.)

Medical Risk Information For Proposed Insured
If you answer "Yes" to any of the following questions, please provide further information in the "Details" space provided on page 3.
21.	Have you ever been diagnosed by, or been treated by a licensed medical professional for:		Yes	No
	a.	Chest pain, palpitations, high blood pressure, high cholesterol, heart disease, heart murmur, heart failure or other disorders of the heart or blood vessels?
			h	h
	b.	Any tumor, cancer, cysts, melanoma, lymphoma or any disorder of the lymph nodes?	h	h
	c	Anemia, leukemia, clotting disorder or any other blood disorder?	h	h
	d.	Diabetes, elevated blood sugar, thyroid, or other endocrine or glandular disorder?	h	h
	e.	Asthma, emphysema, sleep apnea, tuberculosis, sarcoidosis, persistent hoarseness or shortness of breath or any other disorder of the respiratory system?
			h	h
	f.	Seizures, fainting, dizziness, epilepsy, stroke, paralysis or other brain or neurological disorder?	h	h
	g.	Any nervous, mental, or emotional disorder, or received counseling for anxiety, depression, stress or any other emotional condition?
			h	h
	h.	Ulcers, colitis, hepatitis, cirrhosis, gastrointestinal bleeding or other disorder of the stomach, esophagus, liver, intestines, gallbladder, or pancreas?
			h	h
	i.	Disorder of the prostate, testicles, breasts, ovaries, uterus, cervix, kidney or bladder or any complications of pregnancy?
			h	h
	j.	Arthritis, gout or any disorder of the back, spine, muscles, nerves, bones, joints or skin?	h	h
	k.	Any disorder of the eyes, ears, nose or throat?	h	h
22.	Have you ever been diagnosed as having or been treated by a licensed medical professional for Acquired Immune Deficiency Syndrome or an AIDS related condition?
			h	h
23.	Do you use alcoholic beverages? (If "Yes", Provide type, Frequency & Amount) Type Frequency Amount
			h	h
24.	In the past 10 years have you been treated for drug or alcohol abuse or been advised by a licensed medical professional to limit your use of alcohol or any prescription or non-prescription medication?
			h	h
25.	In the past 10 years have you used or experimented with cocaine, marijuana or other non-prescription stimulants, depressants, or narcotics?
			h	h
26.
In the past 5 years have you had or been advised by a licensed medical professional to have a check-up, EKG, x-ray, blood or urine test or any other diagnostic test, excluding tests for HIV (AIDS virus)?

			h	h
27.
In the past 5 years have you been a patient in a hospital, clinic or other medical facility, or been advised by a licensed medical professional to be hospitalized or have surgery which has not been completed?

			h	h
28.	Are you currently taking or have taken any medication in the last 30 days, including but not limited to prescription, over the counter drugs and aspirin? (If "Yes," list below with dosages.)
			h	h
29.	Within the past 5 years, have you consulted, been examined or treated by any physician or practitioner for reasons not stated in this application?
			h	h

30.
Details to Medical Risk Information
(List details from questions answered "Yes" and specify to which question numbers the details pertain to. If more space is needed use the Continuation of Details Supplement.)

Ques.	Details

Medical Information For Proposed Insured

31. a. Provide full name/address/phone number of personal physician(s) and any other physicians seen within the past 5 years. (If more space is needed use the Continuation of Details Supplement.)
b. Date and reason of last visit:
c. Tests performed & treatment received:
32. Height ft. / in. a. Has your weight changed by more than 10 pounds during the past 12 months? h Yes h No Weight lbs. b. If "Yes," by how many pounds? Gain Loss
33.	Age if Living & Health Status	Age at Death & Cause
a. Father
b. Mother
c. Sibling(s)

Service Office Endorsements (For Company Use Only. We will attach additional documentation as needed.)

Agreement and Acknowledgement
Each of the undersigned declares that:
1.
This Application consists of: a) this Executive Benefits Corporate Owner Application - Part I and Part II; b) if required, Part III Medical Application; c) if required, any amendments to the application attached thereto; and d) any supplements, all of which are required by the Company for the plan, amount and benefits applied for. This Application for Life Insurance - Part I and Part II is fully completed.

2.
I/We further agree that coverage will take effect under the Policy only when: 1) initial premium payment has been received; 2) the initial premium has been paid in full during the lifetime of the Proposed Insured; and 3) the Proposed Insured remains in the same state of health and insurability as described in each part of the application at the time conditions 1) and 2) are met.

3.
If this is a request to exercise an option in an existing policy, the request will become effective in accordance with the terms of that option. If this is a request for change, any and all values may be used to pay for the change and to repay any loan indebtedness. The changed policy will be subject to any loan indebtedness not repaid. Any assignment in effect at the time of this request will apply to any new insurance issued.

4.	No agent, broker or medical examiner has the authority to make changes or modify any Company contract or to waive any of the Company's requirements.
5.
I HAVE READ, or have had read to me, the completed Application for Life Insurance before signing. All statements and answers in this application are correctly recorded, and are full, complete and true. I confirm that upon receipt of the contract I will review the answers recorded on the application. I will notify the Company immediately if any information in the application is incorrect. Caution: If your answers on this application are incorrect or untrue, the Company may have the right to deny benefits or rescind coverage under the policy and any riders attached to it.

6.
Corrections, additions or changes to this application may be made by the Company. Any such changes will be shown under "Service Office Endorsements". Acceptance of a policy issued with such changes will constitute acceptance of the changes. No change will be made in classification (including age at issue), plan, amount, or benefits unless agreed to in writing by the Applicant.

State Disclosures
AR, NM Only. Any person who, knowingly and with intent to defraud any insurance company or other person, files an application for insurance or statement of claim containing materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act which is a crime and subjects such person to criminal and civil penalties.
HI, IA, ID, MS, MT, ND, SD, WY Only. Any person who, with intent to defraud or knowing that he/she is facilitating fraud against an insurer, submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud.

Authorization
The undersigned declares that:
I, the Proposed Insured, authorize any medical professional, hospital or other medical institution, Pharmacy Benefit Manager, insurer, MIB, Inc., or any other person or organization that has any records or knowledge of me or my physical or mental health or insurability to disclosure that information to the Company, its reinsurers or any other party acting on the Company's behalf.    I authorize the Company or its reinsurer to make a brief report of my protected health information to MIB, Inc. I authorize the Company to disclose information related to my insurability to other insurers to whom I may apply for coverage.
I acknowledge receipt of the Privacy Notice and the Important Notice containing the Investigative Consumer Report and MIB, Inc. information.
Once this authorization is signed it shall be valid as permitted by applicable law in the state where the policy is issued but not to exceed a time period of 24 months. A photographic copy of this authorization shall be as valid as the original. I understand that I may revoke this authorization at any time by written notification to the Company; however, any action taken prior to notification will not be affected.
The purpose of this authorization is to allow the Company to determine eligibility for life coverage or a claim for benefits under a life policy.
h I elect to be interviewed if an Investigative Consumer Report is prepared.
Signatory Section
Signed in                                                                                ,    , this                          day of
(city)                                            (state)                                                                      (month)                                        (year)

Signature of Proposed Insured	Witness
Printed Name of Proposed Insured	Printed Name of Witness